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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Registration Statement No. 333-49957-01 of Eagle-Picher Holdings, Inc. on Form S-4 of our report dated January 18, 1999, appearing in this Annual report on Form 10-K/A of Eagle-Picher Holdings, Inc. and subsidiaries for the year ended November 30, 1998.


/s/ Deloitte & Touche LLP
Cincinnati, Ohio
June 25, 1999